SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                  June 26, 1996
                                 Date of Report
                        (Date of earliest event reported)




                            Exsorbet Industries, Inc
             (Exact name of Registrant as specified in its charter)


                                      Idaho
                 (State or other jurisdiction of incorporation)



             0-25970                                  82-0464589
   (Commission file number)                (IRS employer identification no.)


     4294 Lakeland, Suite 200
        Jackson, Mississippi                             39208
(Address of principal executive offices)               (Zip code)



                                 (601) 936-4440
              (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets.

     (a) On June 26, 1996, Exsorbet Industries, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") between the Company, Larco Acquisition, Inc., an Arkansas corporation and wholly owned subsidiary of the Company ("Acquisition"), Larco Environmental Services, Inc., and Larry Woodcock and Marilyn Woodcock. Pursuant to the Agreement, the Company beneficially acquired all of the outstanding common stock of Larco Environmental Services, Inc., a Louisiana corporation, which is an environmental emergency response and industrial services company ("Larco"). The stock was actually acquired by Acquisition. Acquisition and Larco are filing articles of merger in which Larco will be the surviving corporation. The stock of Larco was acquired from its sole shareholders, Larry Woodcock and Marilyn Woodcock. In return, the Woodcocks received 1,152,021 shares of common stock of the Company, par value $.001 per share (the "Common Stock"). The Board of Directors of the Company determined this consideration to be fair and reasonable by determining the fair market value of Larco to be, at a minimum, $4,500,000. The value of the Common Stock at closing, based on a five day closing price prior to closing, was approximately $3.89. The amount of Common Stock provided, the Board believed, was representative of the fair market value of Larco. At the same time that the Agreement was entered into, employment agreements were entered into with each of Larry Woodcock and Marilyn Woodcock. Larry Woodcock will receive cash compensation of $125,000 per year. Marilyn Woodcock will receive cash compensation of $60,000 per year. Stock options were granted to each of Larry Woodcock and Marilyn Woodcock and a signing bonus was provided to Larry Woodcock. The Company also purchased real estate used by Larco from Larry Woodcock and Marilyn Woodcock. Such real estate is located at 1890 Swisco Road, Sulphur, Louisiana. The Woodcocks were paid $1,388,000 for the real estate. Since the acquisition, Larry Woodcock has been appointed to the Board of Directors of the Company until the next annual meeting of shareholders of the Company. He has also been appointed to be an officer of the Company as an executive vice-president. Marilyn Woodcock has been appointed as the business manager for the emergency response and industrial services division of the Company. Necessary funding for the transaction was supplied by a bank loan from a bank making a request for confidentiality pursuant to Section 13(d)(1)(B) of the Securities Exchange Act of 1934, as amended.

     (b) The assets acquired in the acquisition and real property purchase have been used as an operating facility for Larco. The assets include both real property (acquired directly from Larry Woodcock and Marilyn Woodcock) and personal property, including vehicles, emergency equipment, and other equipment used in the business. The Company will continue to make the same use of both the real and personal property as existed prior to the acquisition.



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Item 7.  Financial Statements.

     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impracticable to provide the required financial statements with this report on Form 8-K. As permitted by Form 8-K, such financial statements will be filed under cover of an amendment to this Form 8-K as soon as practicable, but in no case later than 60 days after this Report on Form 8-K must be filed.

     PRO FORMA FINANCIAL INFORMATION. It is impracticable to provide the required pro forma financial information with this report on Form 8-K. As permitted by Form 8-K, such pro forma financial information will be filed under cover of an amendment to this Form 8-K as soon as practicable, but in no case later than 60 days after this Report on Form 8-K must be filed.

     REAL ESTATE. It is impracticable to provide the required financial information concerning the acquisition of real estate with this report on Form 8-K. As permitted by Form 8- K, such financial information will be filed under cover of an amendment to this Form 8-K as soon as practicable, but in no case later than 60 days after this Report on Form 8-K must be filed.


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


         EXHIBITS.

     2.1 Agreement and Plan of Merger dated June 26, 1996 by and between Exsorbet Industries, Inc., Exsorbet Acquisition, Inc., Larco Environmental Services, Inc., and Larry and Marilyn Woodcock

     99.1 Press Release of Exsorbet Industries, Inc. dated June 26, 1996


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       EXSORBET INDUSTRIES, INC.



                                                       /s/ Charles E. Chunn, Jr.
                                                       Charles E. Chunn, Jr.
                                                       Vice-President


Date: July 11, 1996



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

EXHIBITS.

  Exhibit
  Number
  ------

     2.1  Agreement  and  Plan of  Merger  dated  June 26,  1996 by and  between
          Exsorbet   Industries,   Inc.,  Exsorbet   Acquisition,   Inc.,  Larco
          Environmental Services, Inc., and Larry and Marilyn Woodcock

     99.1 Press Release of Exsorbet Industries, Inc. dated June 26, 1996




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